EXHIBIT 10.13







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                                Nominee Agreement

This nominee agreement ("Agreement") is made on this day of May 13, 2005 by and between

a) Mr. WANG Ji, a citizen of the People's Republic of China (the "PRC") with his ID card number of 330102197106260617; and

b) T2CN Holding Limited, a private company limited by shares organized and existing under the laws of the British Virgin Islands with its principal business address at Floor 5 No. 88, Qinjiang Road, Shanghai, PRC (200233) ("T2CN Holding");

WHEREAS, as of the date of this Agreement, Mr. WANG Ji holds 20% of the registered capital of Shanghai T2 Entertainment Co., Ltd. ("T2 Entertainment"), in the capacity of T2CN Holding's nominee.

NOW THEREFORE, in order to specify the rights and obligations of the parties under the contemplated nominee arrangement between the parties, after friendly consultations between them, the parties agree as follows:


                                Article 1 Nominee

1.1 For due and equitable consideration, T2CN Holding hereby designates Mr. WANG Ji to, and Mr. WANG Ji hereby agrees to act as T2CN Holding's nominee to dispose of the capital in the amount of RMB200,000 (the "Original Capital") released by T2CN Holding for the sole purpose of holding 20% of T2 Entertainment's total equity interest by Mr. WANG Ji, in accordance with the prior written instruction provided by T2CN Holding from time to time.

1.2 The parties hereto acknowledge the terms of this Agreement and agree that the Original Capital described in above Article 1.1 shall be disposed of for the sole purpose of the equity investment in T2 Entertainment directly by Mr. WANG Ji, whereby Mr. WANG Ji directly holds 20% of the total registered capital of T2 Entertainment, in the capacity as T2CN Holding's nominee.

1.3 T2CN Holding may, at its sole discretion and from time to time, provide further capital (the "Additional Capital") to Mr. WANG Ji for the purpose of increasing the capital contribution in the name of Mr. WANG Ji to T2 Entertainment (the "Additional Capital Increase"). In the case of request of the Additional Capital Increase by T2CN Holding, Mr. WANG Ji shall take each and all action and execute each and all instrument as necessary or appropriate to consummate the capital increase. However, the immediately preceding sentences shall not constitute any obligation on the part of T2CN Holding to release any further capital to Mr. WANG Ji for the purpose of


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     the Additional Capital Increase.

1.4 Mr. WANG Ji hereby covenants that he shall not increase his capital contribution to the registered capital of T2 Entertainment except as instructed by T2CN Holding.

1.5 Mr. WANG Ji hereby warrants that he shall dispose of the Property (as defined below) in fiduciary care to ensure the benefits of T2CN Holding under this Agreement.

                               Article 2 Property

The property subject to the terms of this Agreement (the "Nominated Property") shall include: (i) the Original Capital released to Mr. WANG Ji, (ii) any Additional Capital released to Mr. WANG Ji for the purpose of the Additional Capital Increase, (iii) any dividend or other distributions arising from the equity interest registered in the name by Mr. WANG Ji as contemplated hereunder ("T2 Entertainment Equity"), (iv) any amounts arising from a transfer or disposal of T2 Entertainment Equity, (v) liquidation distribution obtained by Mr. WANG Ji as the holder of T2 Entertainment Equity from bankruptcy, dissolution, liquidation or winding-up proceedings of T2 Entertainment, and (vi) such other rights, interests, benefits and privileges conferring to T2 Entertainment Equity.

                                Article 3 Benefit

3.1 Mr. WANG Ji hereby covenants to deliver the Nominated Property to T2CN Holding at its instruction from time to time.

               Article 4 Term and Termination of the Agreement

4.1 This Agreement shall take effect upon due execution by both parties.

4.2  This Agreement may be terminated under the following circumstances:

     (i) upon the transfer by Mr. WANG Ji of the capital gains from transfer of T2 Entertainment Equity to T2CN Holding of all of the Nominated Property in accordance with Article 3.1;

     (ii) upon one (1) month prior notice in writing by T2CN Holding to Mr. WANG Ji; and

     (iii) upon occurrence of any event that prohibits or restricts Mr. WANG Ji to hold the Nominated Property in accordance with the applicable laws.

4.3  Upon termination of this Agreement in accordance with Article 4.2(ii) or
     (iii), Mr. WANG Ji shall act at the instruction of T2CN Holding to:


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     (i)  pay, within five (5) working days of the termination of this
          Agreement, the Nominated Property comprising cash to the bank account designated by T2CN Holding provided that all payment shall be made in accordance with the applicable law; and

     (ii) take all necessary actions immediately, from the date on which this Agreement is terminated, to transfer T2 Entertainment Equity to T2CN Holding or any entity or individual designated by T2CN Holding to the extent permitted by the applicable laws.

                           Article 5 Default Liability

5.1 The parties agree and confirm that, if either party (the "Defaulting Party") breaches substantially any of the agreements made under this Agreement, or fails substantially to perform any of the obligations under this Agreement, such a breach shall constitute a default under this Agreement (a "Default"), then the non-defaulting party (the "Non-defaulting Party") shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of relevant Non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the Non-defaulting Party shall have the right, at its or his own discretion, to (1) terminate this Agreement and require the Defaulting Party to indemnify it fully for the damage; or (2) demand the enforcement of the Defaulting Party's obligations hereunder and require the Defaulting Party to indemnify it fully for the damage.

                             Article 6 Miscellaneous

6.1 Notwithstanding any other provisions herein, the validity of Article 5 and the requirements of Mr. WANG Ji in accordance with Article 4.3 to return the Nominated Property shall not be affected by the prior suspension or termination of this Agreement.

6.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the laws of the British Virgin Islands.

6.3 Any dispute under this Agreement which at the discretion of either party may not be solved by amicable consultation shall be submitted to arbitration to the exclusion of litigation. The arbitration shall be conducted by Hong Kong International Arbitration Center according to its rules, and the arbitration award of which shall be final and binding to both parties.

6.4 Any rights, powers and remedies empowered to either party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such party in accordance with laws and other provisions under this Agreement, and the exercise of its or his rights, powers and remedies by either party shall not preclude its or his exercise of its or his other


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    rights, powers and remedies by such party.

6.5 Any failure or delay by either party in exercising any of its or his rights, powers and remedies hereunder or in accordance with laws (the "Party's Rights") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such party from exercising such rights in any other way and exercising the remaining part of the Party's Rights.

6.6 The titles of the articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

6.7 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

6.8 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the parties to this Agreement.


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IN WITNESS of which the parties hereto have executed this Agreement on the date first mentioned above.


EXECUTED  as a deed by WANG Ji
/s/ Ji Wang
-------------------


WITNESS


/s/
-------------------


EXECUTED  as a deed of T2CN HOLDING LIMITED

SIGNED by /s/ Jun-Tse Teng
          --------------------
Name:       [        ]
Position:   [        ]


WITNESS


/s/